Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (the “Registration Statement”) of Mangoceuticals, Inc. of our report dated March 31, 2026, relating to the consolidated financial statements, which appears in Mangoceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone and Company, L.L.P.

Dallas, Texas

July 10, 2026